EXHIBIT 24

STATE OF ALABAMA	)

COUNTY OF JEFFERSON	)
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that the undersigned director whose signature appears below hereby constitutes and appoints W. Dan Puckett and Carol W. Marsh, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement of CapitalSouth Bancorp on Form S-4 in connection with the acquisition of Monticello Bancshares, Inc. and relating to the registration of shares of CapitalSouth common stock, par value $1.00 per share, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
               Dated as of this 22nd day of May, 2007.

/s/ W. Dan Puckett	/s/ W. Flake Oakley, IV
W. Dan Puckett	W. Flake Oakely, IV

/s/ Harold B. Dunn	/s/ Stanley L. Graves
Harold B. Dunn	Stanley L. Graves

/s/ Charles K. McPherson, Sr.	/s/ David W. Wood, II
Charles K. McPherson, Sr.	David W. Wood, II